UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kansas City Southern's (the "Company") wholly-owned subsidiary, Kansas City Southern de México, S.A. de C.V. ("KCSM") and Ferrocarril Mexicano, S.A. de C.V. ("Ferromex") are parties to various civil cases in Mexico involving disputes over the application and proper interpretation of mandatory trackage rights, as previously disclosed in the Company's quarterly report on Form 10-Q filed on July 31, 2008.

On September 16, 2008, the Mexico Administrative Federal Court announced a decision, which if upheld would permit Ferromex to serve customers on KCSM's rail lines in Monterey, Nuevo Léon, by exercising trackage rights over lines of KCSM not mentioned in the description of mandatory trackage rights in KCSM's concession title. Both the Company and KCSM believe this decision conflicts with current applicable law, with judicial precedents regarding the strict interpretation of trackage rights and with a resolution by the Mexico Fifth Collegiate Court of the First Circuit issued on April 30, 2008, instructing the Federal Administrative Law Court to issue a decision on the inclusion or exclusion of such additional lines based on the interpretation of KCSM's concession title.

KCSM intends to contest this decision by seeking review and pursuing all other remedies available to it.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

September 19, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary